UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2017

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of Burlington Stores, Inc. Executive Severance Plan

On May 16, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Burlington Stores, Inc. (the “Company”) adopted and approved the Burlington Stores, Inc. Executive Severance Plan (the “Severance Plan”) for employees of the Company at the level of Senior Vice President or Executive Vice President.  Each current Senior Vice President and Executive Vice President has been offered the ability to opt-in to the Severance Plan and terminate his or her existing employment agreement.  All newly-hired Senior Vice Presidents or Executive Vice Presidents will be subject to the Severance Plan and will not receive an employment agreement.  The Company’s Principals and the Company’s President and Chief Executive Officer are not eligible to participate in the Severance Plan and continue to be subject to individual employment agreements.

The Severance Plan provides for the payment of severance and other benefits in the event a participant is involuntarily terminated for cause or, within the two-year period immediately following a change in control (as defined in the 2013 Omnibus Incentive Plan or a successor plan thereto) voluntarily terminates employment for good reason.  The definitions of “cause” and “good reason” are set forth in the Severance Plan.

A participant working in any part, unit or function of the Company or one of its subsidiaries that is divested, outsourced, closed, or relocated to a different geographic area, and who is terminated as a direct result thereof, will be eligible for benefits under the Severance Plan.  However, such participant will forfeit eligibility for benefits if he or she resigns voluntarily prior to their specified termination date (other than in the case of voluntary termination for good reason within the two-year period immediately following a change in control).  Severance Plan benefits will not commence or will be discontinued if comparable employment (as defined in the Severance Plan) is offered with the buyer in connection with a change in control or with the Company or one of its subsidiaries, one of the Company’s shareholders, or a third-party outsourcing firm, unless the committee administering the Severance Plan determines otherwise.

In the event of a qualifying termination, the Severance Plan provides the following payments and benefits:

•	A severance pay benefit equal to the participant’s annual base salary on the date termination, payable for the one-year period following the date of termination;
•

A pro-rata portion of the bonus (if any) the participant would have received under the Company’s annual corporate incentive plan for the fiscal year in which termination occurs, regardless of the annual incentive plan in which the participant actually participated during such fiscal year;

•

the bonus (if any) that would otherwise have been earned by the participant under the annual incentive plan in which the participant participated for the fiscal year prior to the year in which termination occurs assuming such participant had remained employed through the date bonuses are paid under such plan for that fiscal year;

•

continuation of welfare benefits (including medical, dental, and vision coverage) while severance payments are being made. Such welfare benefits will be provided on the same terms and conditions as those which the participant was receiving immediately prior to termination (the “Subsidized Coverage”).  Such coverage will count toward, and run concurrently with the participant’s period of COBRA coverage; and

•	outplacement assistance for 6 months.

In order to receive payments and benefits under the Severance Plan following a qualifying termination, each participant is required to (i) execute (and not revoke) a separation agreement containing, among other things, a release of claims against the Company; and (ii) comply with the restrictions set forth in the Plan, which include certain non-competition, non-solicitation and confidentiality covenants.   In the event a participant is employed by another employer during any portion of the severance period and is eligible to receive medical, dental and vision coverage from such other employer, the participant will cease to be entitled to the continued Subsidized Coverage as of the date of his or her eligibility for benefits in such other employer’s plan.

A participant’s rights with respect to any benefit under the Severance Plan is subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with such executive, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

The description set forth herein is a summary of the terms of the Severance Plan and is qualified in its entirety by the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Approval of 2013 Burlington Stores, Inc. Omnibus Incentive Plan (as amended and restated) and Revised Forms of Grant Agreement

The annual meeting of the stockholders of Burlington Stores, Inc. (the “Company”) was held on May 17, 2017 (the “Annual Meeting”).  As further described below, the Company’s stockholders approved the Company’s 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017 (the “Amended Plan”), at the Annual Meeting.  A description of the terms and conditions of the Amended Plan is set forth in “PROPOSAL NO. 4 - APPROVAL OF THE BURLINGTON STORES, INC. 2013 OMNIBUS INCENTIVE PLAN (AS AMENDED AND RESTATED)” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 31, 2017 (the “Proxy Statement”) and such description is incorporated herein by reference.  The descriptions set forth herein and in the Proxy Statement are only summaries of the Amended Plan and are qualified in their entirety by the full text of the Amended Plan, a copy of which is included as Appendix A to the Proxy Statement and filed as Exhibit 10.2 to this Current Report on Form 8-K.

The Company has separate forms of grant agreements pursuant to which restricted stock and non-qualified stock options are granted to employees with employment agreements and employees without employment agreements under the 2013 Omnibus Incentive Plan (collectively, the “Form Employee Grant Agreements”).  The Company also has a form of agreement pursuant to which restricted stock is granted to non-employee directors under the 2013 Omnibus Incentive Plan (the “Form Director Grant Agreement” and, together with the Form Employee Grant Agreements, the “Form Grant Agreements”).  On May 16, 2017, the Committee approved revisions to these agreements, principally to (i) conform all forms to the Amended Plan; and (ii) allow the forms of grant agreements for employees with employment agreements to accommodate employees subject to the Executive Severance Plan.  The descriptions set forth herein are only summaries of the Form Grant Agreements and are qualified in their entirety by the full text of the Form Grant Agreements, copies of which are filed as Exhibit 10.3. 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Amendment to Vecchio Employment Agreement

On May 19, 2017, Burlington Coat Factory Warehouse Corporation (“BCFWC”), an indirect wholly-owned subsidiary of the Company, entered into an amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement, dated as of July 28, 2015, by and between BCFWC and Jennifer Vecchio, the Company’s Chief Merchandising Officer/Principal (the “Employment Agreement”).

Pursuant to the Amendment, the Employment Agreement has been modified as follows:

•

in the event of termination of employment by BCFWC for cause or by Ms. Vecchio for good reason, Ms. Vecchio will receive (i) any unpaid bonus earned for the prior fiscal year but then unpaid; and (ii) the pro rata portion of executive's target bonus for the current year, to the extent targets are achieved for such year; and

•

compensation received by Ms. Vecchio from a new employer or for services substantially similar to those provided to BCWFC, in either case during the one year period following termination of employment, will no longer reduce Ms. Vecchio's severance pay.

The description set forth herein is a summary of the terms of the Amendment and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K.

Item 5.07Submission of Matters to a Vote of Security Holders.

A total of 64,646,921 shares of the Company’s common stock, representing approximately 92% of the shares outstanding and eligible to vote and constituting a quorum, were voted at the Annual Meeting. The Company’s stockholders voted on the following proposals at the Annual Meeting:

•	the election of three directors of the Company to serve for a term of three years;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 3, 2018;

•	an advisory vote regarding the compensation of the Company’s named executive officers; and

•	the approval of the Amended Plan.

The stockholders elected all three directors presented, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 3, 2018, approved the advisory vote to approve executive compensation and approved the Amended Plan.

The proposals are described in more detail in the Proxy Statement.  The final voting results with respect to each proposal are set forth below.

1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ted English	62,164,677	1,040,891	1,441,353
Jordan Hitch	58,666,018	4,539,550	1,441,353
Mary Ann Tocio	62,072,395	1,133,173	1,441,353
2. Ratification of Appointment of Independent Registered Certified Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,720,820	610,756	315,345	0

3. Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,261,357	13,654,857	289,354	1,441,353

4. Approval of Amended Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
60,971,216	1,922,353	311,999	1,441,353

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1	Burlington Stores, Inc. Executive Severance Plan.

10.2	Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated May 17, 2017).

10.3

Form of Non-Qualified Stock Option Agreement between Burlington Stores, Inc. and Employees with Employment Agreements or subject to the Executive Severance Plan pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.4	Form of Non-Qualified Stock Option Agreement between Burlington Stores, Inc. and Employees without Employment Agreements pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.5

Form of Restricted Stock Grant Agreement between Burlington Stores, Inc. and Employees with Employment Agreements or subject to the Executive Severance Plan pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.6	Form of Restricted Stock Grant Agreement between Burlington Stores, Inc. and Employees without Employment Agreements pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.7	Form of Restricted Stock Agreement between Burlington Stores, Inc. and Independent Directors pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.8	Amendment to Amended and Restated Employment Agreement by and between Burlington Coat Factory Warehouse Corporation and Jennifer Vecchio dated May 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: May 22, 2017

EXHIBIT INDEX

Exhibit No.Description

10.1	Burlington Stores, Inc. Executive Severance Plan.

10.2	Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated May 17, 2017).

10.3

Form of Non-Qualified Stock Option Agreement between Burlington Stores, Inc. and Employees with Employment Agreements or subject to the Executive Severance Plan pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.4	Form of Non-Qualified Stock Option Agreement between Burlington Stores, Inc. and Employees without Employment Agreements pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.5

Form of Restricted Stock Grant Agreement between Burlington Stores, Inc. and Employees with Employment Agreements or subject to the Executive Severance Plan pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.6	Form of Restricted Stock Grant Agreement between Burlington Stores, Inc. and Employees without Employment Agreements pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.7	Form of Restricted Stock Agreement between Burlington Stores, Inc. and Independent Directors pursuant to 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017.

10.8	Amendment to Amended and Restated Employment Agreement by and between Burlington Coat Factory Warehouse Corporation and Jennifer Vecchio dated May 19, 2017.